EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 20, 2004, included in the Annual Report of NBOG Bancorporation, Inc. on Form 10-K for the year ended December 31, 2003, and included in this Registration Statement on Form SB-2. We consent to the use of the aforementioned report in the Registration Statement on Form SB-2, and to the use of our name as it appears under the caption “Experts.”

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
February 4, 2005